                                                                     EXHIBIT 1.1

                                 Zindart Limited
                            (a Hong Kong corporation)
                      3,000,000 American Depositary Shares
                   Representing 3,000,000 Ordinary Shares(1)


                             UNDERWRITING AGREEMENT


                                                                __________, 1998

VAN KASPER & COMPANY
GERARD KLAUER MATTISON & CO., INC.
    As Representatives of the several
    Underwriters named on Schedule I
c/o Van Kasper & Company
600 California Street, Suite 1700
San Francisco, California 94108


Ladies and Gentlemen:

        Zindart Limited, a corporation formed under the laws of Hong Kong (the "Company"), and the selling shareholders listed on Schedule I hereto (the "Selling Shareholders") propose to issue and sell to the several Underwriters named on Schedule II hereto (the "Underwriters") 3,000,000 American Depositary Shares (the "Firm Shares") representing 3,000,000 of the Company's Ordinary Shares (the "Firm Ordinary Shares"), of which 1,000,000 American Depositary Shares representing 1,000,000 of the Company's Ordinary Shares are to be sold by the Company, and 2,000,000 American Depositary Shares representing 2,000,000 of the Company's Ordinary Shares are to be sold by the Selling Shareholders; the number of American Depositary Shares to be sold by each Selling Shareholder is shown on Schedule I. In addition, the Company and the Selling Shareholders also propose to grant to the Underwriters an option to purchase up to an additional 450,000 American Depositary Shares representing 450,000 Ordinary Shares on the terms and for the purposes set forth in Section 3(b) (the "Option Shares"). The Company has granted the Underwriters the option to purchase 150,000 of the Option Shares; the Selling Shareholders have granted to the Underwriters the right to purchase the number of Option Shares set forth on Schedule I. The Shares and any Option Shares

--------------------

        (1) Plus an option to purchase from the Company and the Selling Shareholders up to 450,000 additional American Depositary Shares representing 450,000 Ordinary Shares solely to cover over-allotments, if any.

purchased pursuant to this Agreement are referred to collectively in this Agreement as the "Securities." Van Kasper & Company and Gerard Klauer Mattison & Co., Inc. are acting as representatives of the several Underwriters and in that capacity are referred to in this Agreement as the "Representatives." The Selling Shareholders have executed Custody Agreements and Powers of Attorney, the forms of which have been previously delivered to the Representatives, pursuant to which the Selling Shareholders have placed the Selling Shareholder Shares in custody with the Company and agreed to take certain other actions with respect thereto and hereto.

        The Company hereby confirms its agreements with the several Underwriters as set forth below.

        1. Representations and Warranties of the Company. The Company hereby represents and warrants to and agrees with each Underwriter as follows:

               (a) A Registration Statement (Registration No. 333-8134) on Form F-1 under the Securities Act of 1933, as amended (the "Securities Act"), including such amendments to such registration statement as may have been required to the date of this Agreement, relating to the Securities has been prepared by the Company under and in conformity with the provisions of the Securities Act, the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Securities Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment has been filed, in such registration statement), with such changes or insertions as are required by Rule 430A of the Rules and Regulations or permitted by Rule 424(b) of the Rules and Regulations, and as has been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Securities Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A of the Rules and Regulations and included in the Prospectus (defined below), in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations with respect to the Securities (a "Rule 462(b) Registration Statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any 462(b) Registration Statement); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means:

                           (A) the prospectus first filed with the Commission
pursuant to Rule 424(b) under the Securities Act; or

                           (B) if no prospectus is required to be filed pursuant
to Rule 424(b) under the Securities Act, the prospectus included in the Registration Statement;

provided that if any revised prospectus that is provided to the Underwriters by the Company for "use in connection with the offering of the Securities" differs from the prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective, whether or not the revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations, the term "Prospectus" shall mean such revised prospectus from and after the time it is first provided to the Underwriters for such use.

               (b) No order suspending the effectiveness of the Registration Statement or preventing or suspending the issue of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened or contemplated by the Commission; no order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened or contemplated, and any request of the Commission for additional information (to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise) has been complied with or otherwise appropriately addressed. For the purposes of this Agreement, a proceeding is "pending" if written notice thereof has been served upon the Company or any of the Subsidiaries (as defined below), or if any officer, director, employee or counsel of the Company or any of the Subsidiaries has actual knowledge thereof.

               (c) When the Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be contained therein and complied in all respects with the requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations") and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (i) contained or will contain all statements required to be contained therein and complied or will comply in all respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (defined below) and any date on which Option Shares are to be purchased, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be contained therein and complied or will comply in all respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (c) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

               (d) The subsidiaries (each, a "Subsidiary" and collectively the "Subsidiaries") of the Company and the jurisdiction of incorporation of each Subsidiary is listed on Exhibit A hereto. As used in this Agreement, the word "subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity of which the Company directly or indirectly owns 50 percent or more of the equity or that the Company directly or indirectly controls. The Company has no subsidiaries other than the Subsidiaries listed on Exhibit A to this Agreement, and except as set forth on such Exhibit, the Company owns 100 percent of the issued and outstanding stock of each of the Subsidiaries. Exhibit B hereto lists each entity in which the Company or any Subsidiary holds an equity interest that is not otherwise disclosed on Exhibit A, whether as a shareholder, partner, member, joint venturer or otherwise. Except as set forth on Exhibit A or Exhibit B, neither the Company nor any Subsidiary has any equity interest in any person.

               (e) The Company and each of its Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has full power (corporate and other) and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as currently being conducted and proposed to be conducted by it and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect")). The Company and each of its Subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from federal, state, local, foreign and other governmental or regulatory authorities necessary or desirable for the conduct of its business, all of which are valid and in full force and effect (except where the failure to possess, maintain or operate in compliance with any such authorization, license, certificate, consent, order or permit would not or could not reasonably be expected to have a Material Adverse Effect). Each Chinese contractual joint venture in which the Company is involved is operating in compliance with the terms of its joint venture agreement (except where the failure to comply would not or could not reasonably be expected to have a Material Adverse Effect).

               (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material loss or interference with the business of the Company or any Subsidiary from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, or any changes in the capital stock or long-term debt of the Company or any Subsidiary, or any dividend or distribution of any kind declared, paid or made on the capital stock or registered capital of the Company or any Subsidiary, or any material change, or a development known to the Company that might cause or result in a material change, in or affecting the business, properties, condition (financial or otherwise), results of operation or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as may be set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any Subsidiary has entered into any material transaction not described in the Registration Statement and the Prospectus.

               (g) There is no agreement, contract, license, lease or other document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All contracts described in the Prospectus, if any, are in full force and effect on the date hereof, and none of the Company, its Subsidiaries or any other party thereto is in breach of or default under any such contract (except where such breach or default would not or could not reasonably be expected to have a Material Adverse Effect).

               (h) The authorized and outstanding capital stock of the Company is set forth in the Prospectus as of the dates set forth therein, and the description of the Ordinary Shares and of the Securities therein conforms with and accurately describes in all material respects the rights set forth in the instruments defining the same. Except as set forth in the Prospectus, the Securities and the Ordinary Shares represented by the Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable, and the issuance of the Ordinary Shares and the Securities is not subject to any preemptive or similar rights.

               (i) All of the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. The description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted or exercised thereunder set forth in the Prospectus accurately and fairly present in all material respects the information presented with respect to such plans, arrangements, options and rights. Other than this Agreement and the options to purchase Ordinary Shares described in the Prospectus, there are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the Company's capital stock other than options and other equity incentives that are granted in the ordinary course pursuant to the equity incentive plan described in the Prospectus. There are no preemptive rights, rights of first refusal, or other similar restrictions applicable to any of the Securities to be sold by the Company or, to the Company's knowledge, the Selling Shareholders.

               (j) Except as set forth in the Prospectus, all of the stock or registered capital in the Subsidiaries owned by the Company as set forth on Exhibit A is owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any type, kind or nature. All of the outstanding stock or registered capital of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all applicable laws, including securities laws, and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of such Subsidiary. There are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the capital stock or registered capital of any Subsidiary and no Subsidiary is subject to any obligation, commitment, plan, arrangement or court or administrative order with respect to same. There are no preemptive rights applicable to any shares of capital stock or registered capital of the Subsidiaries.

               (k) This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, specific performance, bankruptcy, insolvency, reorganization, moratorium and laws affecting creditors' rights generally, and except as rights to indemnification hereunder may be limited by applicable federal or state securities laws. Other than the registration rights described in the Prospectus, there are no rights for or relating to the registration of any capital stock of the Company. The filing of the Registration Statement does not give rise to any rights, other than those which have been waived in writing, for or relating to the registration of any capital stock of the Company.

               (l) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the completion of the transactions contemplated by this Agreement result in a violation of or constitute a breach of or a default (including without limitation with the giving of notice, the passage of time or otherwise) under, the Memorandum of Association, Articles of Association or other governing documents of the Company or such Subsidiary or any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, deed of trust, loan agreement, lease, license, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any properties of the Company or any Subsidiary may be bound or affected. The Company has not incurred any liability, direct or indirect, for any finders' or similar fees payable on behalf of the Company or the Underwriters in connection with the public offering of the Securities. The performance by the Company of its obligations under this Agreement will not violate any law, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over the Company or any Subsidiary or any properties of the Company or any Subsidiary, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary. Except for permits and similar authorizations required under the Securities Act, the Exchange Act or under other securities or Blue Sky laws of certain jurisdictions and for such permits and authorizations that have been obtained, no consent, approval, authorization or order of any court, governmental agency or body, financial institution or any other person is required in connection with the completion of the transactions contemplated by this Agreement.

               (m) Except as described in the Prospectus, the Company and each Subsidiary owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company or such Subsidiary (including, without limitation, all real property on which the Company's manufacturing facilities are located) free and clear of all liens, encumbrances and claims that would or could reasonably be expected to result in a Material Adverse Effect.

               (n) The Company or the appropriate Subsidiary, as the case may be, owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property") described or referred to in the Registration Statement and the Prospectus as owned by or used by the Company or such Subsidiary, or which are necessary for the conduct of the business of the Company or such Subsidiary as described in the Registration Statement and the Prospectus; and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would or could reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, and except for any agreements with its customers entered into in the ordinary course of business granting the Company or a Subsidiary the right to manufacture copyrighted or trademarked materials, neither the Company nor any Subsidiary is a party to any material options, licenses, or agreements of any kind relating to Intellectual Property or that grant rights to any other party to manufacture, license, produce, assemble, market or sell the products of the Company or any Subsidiary, nor is the Company or any Subsidiary bound by or a party to any material options, licenses, or agreements of any kind with respect to the Intellectual Property of any other party.

               (o) There is no litigation or governmental proceeding to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is subject which is pending or, to the knowledge of the Company, is threatened or contemplated against the Company or any Subsidiary that might have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary, that might prevent consummation of the transactions contemplated by this Agreement or that are required to be disclosed in the Registration Statement or Prospectus and are not so disclosed.

               (p) None of the Company or any Subsidiary is in violation of, or has received any notice or claim from any governmental agency or third party that any of them is in violation of, any law, order, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any agency or body or of any court, to which it or its properties (whether owned or leased) may be subject, which violation would or could reasonably be expected to have a Material Adverse Effect.

               (q) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, the Exchange Act

Rules and Regulations or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (r) Arthur Andersen & Co., whose reports appear in the Registration Statement and the Prospectus, are, and during the periods covered by their reports in the Registration Statement were, independent accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules included in the Registration Statement, each Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations, cash flow and changes in shareholders' equity and the financial statements and schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and schedules have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented. The selected and summary financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein. No other material financial statements or schedules are required to be included in the Registration Statement. Except as set forth in such financial statements or as set forth in the Prospectus, the Company has no material debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any tax liabilities or deferred tax liabilities or any other debts, liabilities or obligations.

               (s) The books, records and accounts of the Company and each Subsidiary (for the periods reflected in the Prospectus) accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and such Subsidiary. The systems of internal accounting controls maintained by the Company and each Subsidiary are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with generally accepted accounting principles and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (t) The Company will not, and the Company has delivered to the Representatives the written agreement of ZIC Holdings Limited ("ZICHL"), Longvest Management Limited ("Longvest") and Ertl (Hong Kong Limited ("Ertl"), holding, respectively, 3,800,000, 700,000 and 500,000 of the Company's ordinary shares prior to the offering contemplated hereby, to the effect that ZICHL, Longvest and Ertl will not, for a period of 90 days following the date of this Agreement, without the prior written consent of Van Kasper & Company, offer, sell or contract to sell, or otherwise dispose of, or announce the offer of, any Ordinary Shares, American Depositary Shares ("ADSs") representing Ordinary Shares, or options, convertible securities or other securities exercisable or exchangeable for, or convertible into, Ordinary Shares or ADSs in each case without the prior written consent of the Van Kasper & Company (except for granting options and other equity incentives in the ordinary course pursuant to any equity incentive plan described in the Prospectus).

               (u) The Company has delivered to Van Kasper & Company the First Amendment to Agreement Regarding Future Share Distributions executed by the Company, ZICHL, Longvest and Ertl.

               (v) No labor disturbance by the employees of the Company or any Subsidiary exists, or, to the knowledge of the Company, is imminent, contemplated or threatened; and the Company is not aware of an existing, imminent or threatened labor disturbance by the employees of any principal suppliers, contract manufacturing organizations, manufacturers, authorized dealers or distributors that would or could reasonably be expected to have a Material Adverse Effect. No collective bargaining agreement exists with any employees of the Company or any such Subsidiary and, to the knowledge of the Company, no such agreement is imminent. Except as disclosed in the Registration Statement, no officer, employee or consultant of the Company or any Subsidiary whose continued services are material to the conduct of the business of the Company or any Subsidiary has any plans to terminate employment with the Company or such Subsidiary nor does the Company or any Subsidiary have a present intention to terminate the employment or contract of any such person.

               (w) The Company and each Subsidiary has filed all federal, state, national, provincial, local and foreign tax returns that are required to be filed or has requested extension thereof and has paid all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable, except where the failure to pay any such taxes has not had and could not reasonably be expected to have a Material Adverse Effect, or where such taxes are currently being contested by the Company or have been fully reserved against in the financial statements appearing in the Prospectus. No tax assessment or deficiency has been made or proposed against the Company or any of its Subsidiaries, nor has the Company or any Subsidiary received any notice of any proposed tax assessment or deficiency.

               (x) Except as set forth in the Prospectus, there are no outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any of (i) its "affiliates," as such term is defined in the Rules and Regulations, (ii) any of the officers or directors of any of its Subsidiaries or (iii) any of the members of the families of any of them.

               (y) Neither the Company nor any Subsidiary has, directly or indirectly, at any time: (i) made any contributions to any candidate for political office in violation of law; (ii) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

               (z) Neither the Company nor any Subsidiary has any liability, absolute or contingent, relating to: (i) public health or safety; (ii) worker health or safety; (iii) product defect or warranty; or (iv) except as may be disclosed in the Registration Statement and Prospectus, pollution, damage to or protection of the environment, including, without limitation, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials, except where such liability has not had and could not reasonably be expected to have a Material Adverse Effect or where such liability has been fully reserved against in the financial statements appearing in the Prospectus. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

               (aa) The Company has not distributed and will not distribute prior to the Closing Date or on or prior to any date on which the Option Shares are to be purchased, as the case may be, any prospectus or other offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, the initially-filed Registration Statement and any filed amendments thereto and any other material which may be permitted by the Securities Act and the Rules and Regulations.

               (bb) The Company has filed and will file in a timely manner all reports and other documents required to be filed with the Commission under the Exchange Act and with the National Association of Securities Dealers, Inc. (the "NASD"), and each such report or other document contained, at the time it was filed, such information as was required to be included in such report or other document and all such information was correct and complete in all material respects; except as disclosed in the Registration Statement, no event has occurred or is likely to occur that required or would require an amendment to any report or document referred to in this section that has not been filed or distributed as required.

               (cc) The Securities have been approved for inclusion for listing on the Nasdaq National Market ("NNM"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NNM, nor has the Company received any notification that the Commission or the NNM is contemplating terminating such registration or listing.

               (dd) The Company is not now, and intends to conduct its affairs in the future in such a manner so that it will not become, an investment company within the meaning of the Investment Company Act of 1940, as amended.

               (ee) The Company satisfies the requirements for filing a registration statement on Form F-1.

               (ff) Except as described in the Prospectus, neither the Company nor any Subsidiary has entered into any transaction with any affiliate of the Company other than an arm's length transaction, and all such transactions required to be described in the Registration Statement or the Prospectus have been described therein.

               (gg) The Exchange Agreement dated February 10, 1998 by and among the Company, Hua Yang Holdings Co., Limited, Hua Yang Printing Holdings Co., Limited, the Shareholders of Hua Yang Holdings Co., Limited, and the principal shareholders of HYP Holdings Limited (the "Hua Yang Acquisition Agreement") is a valid and binding obligation of each party thereto, enforceable in accordance with its terms. The transactions contemplated by the Hua Yang Acquisition Agreement have closed, and Hua Yang is now a Subsidiary of the Company.

        2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to the Underwriters for itself that:

               (a) Such Selling Shareholder has and at the Closing Date will have good and marketable title to the Securities to be sold hereunder by such Selling Shareholder (the "Selling Shareholder Shares"), free and clear of any outstanding liens, encumbrances, security interests, rights, subscriptions, warrants, calls, preemptive rights, options or other agreements, claims or restrictions of any kind, and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for the Selling Shareholder Shares pursuant to this Agreement, good and marketable title thereto, free and clear of any liens, encumbrances, security interests, rights, subscriptions, warrants, calls, preemptive rights, options or other agreements, claims or restrictions of any kind, will be transferred to the several Underwriters.

               (b) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement referred to below and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act, state securities laws or Blue Sky laws). The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which such Selling Shareholder is a party, or any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

               (c) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in stabilization or manipulation of the price of the Company's American Depositary Shares to facilitate the sale or resale of the Shares.

               (d) Such Selling Shareholder has executed and delivered this Agreement and the Custody Agreement, and in connection herewith, such Selling Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited with the Company, pursuant to the Custody Agreement, the certificates in negotiable form representing such Selling Shareholder Shares for the purpose of further delivery pursuant to this Agreement; and the form of the Custody Agreement has been previously delivered to you.

               (e) There is no litigation or governmental proceeding to which such Selling Shareholder is a party or to which any Selling Shareholder Shares are subject which is pending or, to the knowledge of such Selling Shareholders, threatened or contemplated that might affect the ability of the Selling Shareholder to transfer good title to the Selling Shareholder Shares as required hereby, or otherwise prevent the consummation of the transactions contemplated hereby, or which is required to be disclosed, and is not so disclosed, in the Registration Statement or Prospectus.

               (f) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement and documents incorporated therein by reference, such Selling Shareholder (i) has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not true and correct in all material respects, and (ii) is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement that has had a Material Adverse Effect; and the sale of such Selling Shareholder's Shares by the Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement.

        3.     Purchase, Sale and Delivery of the Securities.

               (a) On the basis of the representations, warranties, covenants and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, (i) the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Share (the "Purchase Price") the respective number of Shares set forth opposite the name of such Underwriter on Schedule II to this Agreement (subject to adjustment as provided in Section 10 of this Agreement) and (ii) each Selling Shareholder agrees to sell to the Underwriters the number of shares set forth opposite the name of such Selling Shareholder on Schedule I hereof, subject to adjustments in accordance with Section 10 hereof. The number of Firm Shares to be purchased by each Underwriter from the Company and each Selling Shareholder shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by the Company and the Selling Shareholders as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and each of the Selling Shareholders shall be several and not joint.

               (b) Certificates in negotiable form for the total number of Shares to be sold hereunder by the Selling Shareholders have been placed in custody with the Company pursuant to the Custody Agreements executed by the Selling Shareholders for delivery of all Selling Shareholder Shares. Each Selling Shareholder specifically agrees that the Firm Shares and Option Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interest of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminable by any act or deed of the Selling Shareholder (or by any other person, firm or corporation, including the Company, or the Underwriters) or by operation of law or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or Option Shares hereunder, certificates for the Firm Shares or Option Shares shall be delivered by the Company in accordance with the terms and conditions of this Agreement as if such event had not occurred. The Company is authorized to receive and acknowledge receipt of the proceeds of the sale of the Selling Shareholder Shares held by it against the delivery of such Shares.

               (c) On the basis of the several (and not joint) representations, warranties, covenants and agreements of the Underwriters contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company and the Selling Shareholders grant an option to the several Underwriters to purchase from the Company and such Selling Shareholder all or any portion of the Option Shares at the Purchase Price. Each Selling Shareholder agrees to sell the number of Option Shares set forth next to such Selling Shareholders name on Schedule I. This option may be exercised only to cover over-allotments in the sale of the Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written, telecopied or telegraphic notice by the Representatives to the Company setting forth the aggregate principal number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. If the option to purchase the Option Shares is exercised, the Option Shares shall be purchased severally, and not jointly, by each Underwriter in the same proportion that the number of Shares set forth opposite the name of the Underwriter on Schedule I to this Agreement bears to the total number of Shares to be purchased by the Underwriters under Section 3(a) above, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Shares. Delivery of Option Shares, and payment therefor, shall be made as provided in Section 2(d) and Section 2(e) below.

               (d) Delivery of the Firm Shares and the Option Shares (if the option granted by the Company in Section 3(c) above has been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Van Kasper & Company, 600 California Street, San Francisco, California at 7:00 a.m., San Francisco time, on the third business day after the date of this Agreement, or as provided in Section 10 of this Agreement. The date and hour of delivery and payment for the Shares are referred to in this Agreement as the "Closing Date." As used in this Agreement, "business day" means a day on which the NNM is operating and on which banks in New York and California are open for business and not permitted by law or executive order to be closed. American Depositary Receipts ("ADRs") representing the Shares shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Date.

               (e) If the option granted by the Company in Section 3(c) above is exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of the Option Shares and payment therefor shall be made at the office of Van Kasper & Company, 600 California Street, San Francisco, California at 7:00 a.m., San Francisco time, on the date specified by the Representatives (which shall be three or four or fewer business days after the exercise of the option, but not in excess of the period specified in the Rules and Regulations).

               (f) Payment of the purchase price for the Securities to the Company and each of the Selling Shareholders by the several Underwriters shall be made by wire transfer, payable to the order of the Company and each of the Selling Shareholders or as otherwise provided in the Custody Agreement. Such payment shall be made upon delivery of the Securities to the Representatives for the respective accounts of the several Underwriters. The Securities to be delivered to the Representatives shall be registered in such name or names and shall be in such denominations as the Representatives may request at least two business days before the Closing Date, in the case of the Shares, and at least one business day prior to the purchase of the Option Shares, in the case of the Option Shares. The Representatives, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Shareholder, as the case may be, for Shares to be purchased by any Underwriter whose check shall not have been received by the Representatives on the Closing Date or any later date on which Option Shares are purchased for the account of such Underwriter. Any such payment shall not relieve such Underwriter from any of its obligations hereunder.

               (g) The several Underwriters propose to offer the Securities for sale to the public as soon as the Representatives deem it advisable to do so. The Securities are to be initially offered to the public at the public offering price set forth (or to be set forth) in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

               (h) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the preceding table and footnotes, the legends respecting stabilization and passive market making set forth on page 3 and the statements set forth under the caption "Underwriting" in the Registration Statement, any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitute the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

        4. Further Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

               (a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed (and in form and substance reasonably satisfactory to the Underwriters) pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will not file the Prospectus, any amended Prospectus, any amendment (including post-effective amendments) of the Registration Statement or any supplement to the Prospectus without (i) advising the Representatives of the proposed filing of such amendment or supplement and, a reasonable time prior to the proposed filing, furnishing the Representatives with copies thereof and (ii) obtaining the prior consent of the Representatives to such filing. The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in the reasonable opinion of the Representatives in connection with the distribution of the Securities by the Underwriters and shall use its best efforts to cause the same to become effective as promptly as possible.

               (b) The Company will promptly advise the Representatives (i) when the Registration Statement becomes effective, (ii) when any post-effective amendment thereof becomes effective, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

               (c) The Company will (i) on or before the Closing Date, deliver to the Representatives and to Underwriters' counsel a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to the Representatives) and will also deliver to the Representatives for distribution to the several Underwriters, a sufficient number of additional conformed copies of each of the foregoing (excluding exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to the Representatives and send to the several Underwriters, at such office or offices as the Representatives may designate, as many copies of the Prospectus as the Representatives may reasonably request and
(iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise to send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as the Representatives may reasonably request for the purposes contemplated by the Securities Act.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which it is necessary to supplement or amend the Prospectus in order to make the Prospectus not misleading or so that the Prospectus will not omit to state a material fact necessary to be stated therein, in each case at the time the Prospectus is delivered to a purchaser of the Securities, or if it shall be necessary to amend or to supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading and so that it then will otherwise comply with the Securities Act and the Rules and Regulations. If, after the public offering of the Securities by the Underwriters and during such period, the Underwriters propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, the Representatives will advise the Company in writing of the proposed variation and if, in the opinion either of counsel for the Company or counsel for the Underwriters, such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Securities may be sold by the Underwriters to use the Prospectus, as from time to time so amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Securities Act and the Rules and Regulations for such period.

               (e) The Company will cooperate with the Representatives and Underwriters' counsel in the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of such states as the Representatives may designate and, if applicable, in connection with exemptions from such qualification or registration and, during the period in which a Prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications, registrations and exemptions in effect; provided, however, that, other than the appointment of a United States representative as required by the Securities Act, the Company shall not be obligated to file any general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications, registrations and exemptions in effect for so long a period as the Representatives may reasonably request for the distribution of the Securities.

               (f) During a period of five years commencing with the date of this Agreement, the Company will promptly furnish to the Representatives and to each

Underwriter who may so request in writing copies of (i) all periodic and special reports furnished by it to shareholders of the Company, (ii) all information, documents and reports filed by it with the Commission, any securities exchange on which any securities of the Company are then listed, the NNM or the NASD, and
(iii) all press releases and material news items or articles in respect of the Company or its affairs released or prepared by the Company (other than promotional and marketing materials disseminated solely to customers and potential customers of the Company in the ordinary course of business).

               (g) As soon as practicable, but not later than the 45th day following the end of the fiscal quarter first ending after the first anniversary of the Effective Date, the Company will make generally available to its securities holders and furnish to the Representatives an earnings statement or statements in accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

               (h) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

               (i) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

               (j) The Company will cause the Securities to be listed on the NNM, and will use its best efforts to cause such listing (or a listing on a comparable national securities exchange) to be continued (unless terminated as a result of a "going private" transaction or an acquisition of the Company) for at least five years after the date of this Agreement, and the Company will comply with all registration, filing, reporting and other requirements of the Exchange Act and the NNM which may from time to time be applicable to the Securities, the Ordinary Shares and the Company.

               (k) The Company will use all commercially reasonable efforts to maintain insurance of the types and in the amounts which it deems adequate for its business consistent with insurance coverage maintained by companies of similar size and engaged in similar businesses in similar geographic locations, including, but not limited to, product liability insurance and general liability insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

               (l) The Company will issue no press release prior to the Closing Date with respect to the offering without the Representatives' prior consent.

               (m) The Company will not effect a change in its accounting firm to any other firm other than a "big six" accounting firm for a period of three years from the date of this Agreement without the written consent of the Representatives.

               (n) The Company has not and will not, without the prior written consent of the Representatives, seek any exemption from the listing requirements of the NNM.

               (o) The Company will take all steps necessary to comply with the requirements of the NASD in connection with the issuance and sale of the Securities.

               (p) Within a reasonable time after the Closing Date, the Company shall supply to the Underwriters' counsel, at the Company's cost, up to five bound volumes, each containing all material documents relating to the offering of the Stock, as reasonably requested by such counsel.

        5. Representations and Warranties, and Covenants of, the Underwriters. Each Underwriter, severally and not jointly, represents and warrants to, and agrees with the Company, that:

               (a) It has not offered or sold and will not offer or sell the Securities to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 of the United Kingdom;

               (b) It has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue and sale of the Securities to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 or is a person to whom such a document may otherwise lawfully be issued or passed on; and

               (c) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities, from or otherwise involving the United Kingdom.

        6. Fees and Expenses.

               (a) The Company and the Selling Shareholders agree with each Underwriter that:

                      (i) The Company will pay and bear all costs and expenses in connection with: the preparation, printing and filing of the Registration Statement

(including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus, any drafts of each of them and any amendments or supplements to any of them; the duplication (including all drafts thereof) of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire, the Power of Attorney and the Depositary Agreement and the duplication and printing (including of drafts thereof) of any other underwriting documents and material (including but not limited to marketing memoranda and other marketing material) in connection with the offering, purchase, sale and deliver of the Securities; the issuance and delivery of the Securities under this Agreement to the several Underwriters, including all expenses, taxes, duties, fees and commissions on the purchase and sale of the Securities and stock exchange brokerage and transaction levies with respect to the purchase and, if applicable, the sale of the Securities by the Company to the Underwriters (provided, however, that the Company will pay only one half of the stamp duty assessed by Hong Kong in connection with the transfer of the Selling Shareholders Shares to the Underwriters, with the remainder to be paid by the Selling Shareholders in proportion to the number of Shares to be sold by them hereunder); the cost of printing the certificates for the Securities; the Depositary's fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent public accountants and any other experts named in the Prospectus; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, the agreements and other documents and instruments referred to above and any amendments or supplements to any of the foregoing; the NASD filing fees; the cost of qualifying or registering the Securities (or obtaining exemptions from qualification or registration) under the laws of such jurisdictions as the Representatives may designate (including filing fees and fees and costs/disbursements of Underwriters' counsel in connection with such NASD filings and state securities or Blue Sky qualifications, registrations and exemptions and in preparing the preliminary and any final Blue Sky Memorandum not to exceed $5,000); all fees and expenses in connection with listing of the Securities on the NNM; and all other expenses incurred by the Company in connection with the performance of its obligations hereunder. Amounts paid in connection with state securities and Blue Sky qualification (including filing fees, fees and expenses of counsel) shall be paid separately by the Company.

                      (ii) In addition to its obligations under Section 9(a) of this Agreement, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in
Section 9(a) of this Agreement, it will reimburse or advance to or for the benefit of the Underwriters, and each of them, on a monthly basis (or more often, if requested, but in no case more frequently than weekly) for all legal and other expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse or advance for the benefit of the Underwriters for such expenses or the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Underwriters receiving the same shall promptly return such amounts to the Company together with interest, compounded daily, at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America, NT&SA, San Francisco, California (the "Prime Rate"), but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to or for the Underwriters within 30 days of a request for reimbursement or for an advance shall bear interest at the Prime Rate, compounded daily, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

               (b) In addition to their obligations under Section 9(b) of this Agreement, the Underwriters severally and in proportion to their obligation to purchase Shares as set forth on Schedule I hereto, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Section 9(b) of this Agreement, they will reimburse or advance to or for the benefit of the Company on a monthly basis (or more often, if requested, but in no case more frequently than weekly) for all legal and other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety or enforceability of the Underwriters' obligation to reimburse or advance for the benefit of the Company for such expenses and the possibility that such payments or advances might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Company shall promptly return such amounts to the Underwriters together with interest, compounded daily, at the Prime Rate, but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to the Company within 30 days of a request for reimbursement or for an advance shall bear interest at the Prime Rate, compounded daily, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

               (c) Any controversy arising out of the operation of the interim reimbursement and advance arrangements set forth in Sections 6(a)(ii) and 6(b) above, including the amounts of any requested reimbursement payments or advances, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted under the provisions of the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to the demand or notice is authorized to do so. Any such arbitration will be limited to the interpretation and obligations of the parties under the interim reimbursement and advance provisions contained in Sections 6(a)(ii) and 6(b) above and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for or contribute to expenses that is created by the provisions of Section 9 of this Agreement.

               (d) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any material covenant or agreement set forth in this Agreement or to comply with any material provision of this Agreement other than by reason of a default by any of the Underwriters, the Company agrees to reimburse the several Underwriters upon demand for all reasonable out-of-pocket accountable expenses actually incurred (including fees and disbursements of counsel) that shall have been incurred by any or all of them in connection with investigating, preparing to market or marketing the Securities or otherwise in connection with this Agreement.

        7. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Securities shall be subject to the accuracy in all material respects as of the date of execution of this Agreement, the Closing Date and the date and time at which the Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement, to the accuracy in all material respects of the statements of the Company and its officers and the Selling Shareholders made in any certificate delivered pursuant to this Agreement, to the performance in all material respects by the Company and the Selling Shareholders of all of their obligations to be performed under this Agreement at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, to the satisfaction of all conditions to be satisfied or performed by the Company and the Selling Shareholders at or prior to that date and to the following additional conditions:

               (a) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall become effective and the Company shall have provided evidence satisfactory to the Representatives of such filing and effectiveness) not later than 5:00 p.m., New York time, on the date of this Agreement or at such later date and time as the Representatives may approve in writing and, at the Closing Date or, with respect to the Option Shares, the date on which such Option Shares are to be purchased, no stop order suspending the effectiveness of the Registration Statement or any qualification, registration or exemption from qualification or registration for the sale of the Securities in any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any request for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives and Underwriters' counsel.

               (b) The Representatives shall have received from Heller Ehrman White & McAuliffe, counsel for the Underwriters, an opinion, on and dated as of the Closing Date or, if applicable, the date on which Option Shares are to be purchased, with respect to the issuance and sale of the Securities and such other related matters as the Representatives may reasonably require, and the Company shall have furnished such counsel with all documents which they may reasonably request for the purpose of enabling them to pass upon such matters.

               (c) The Representatives shall have received on the Closing Date or, if applicable, the later date on which Option Shares are purchased, the opinions of (i) Cooley Godward LLP, counsel for the Company, (ii) Robert W.H. Wang & Co., Hong Kong counsel to the Company, (iii) Guangzhou Law Office, People's Republic of China counsel to the Company, (iv) Shenzhen Law Offices, People's Republic of China counsel to the Company in connection with the Hua Yang acquisition, and (v) Benjamin Greenspan, counsel for the Selling Shareholders, addressed to the Underwriters and dated the Closing Date or such later date, with reproduced copies or signed counterparts thereof for each of the Underwriters in each case in form and substance satisfactory to the Representatives.

               (d) The Representatives shall have received on the Closing Date and on any later date on which Option Shares are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company on behalf of the Company stating that, to their knowledge:

                      (i) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct in all material respects with the same force and effect as if expressly made at and as of the Closing Date or such later date on which Option Shares are purchased, and the Company has complied with all the agreements and satisfied all the conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date or such later date;

                      (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are threatened under the Securities Act;

                      (iii) the Securities have been approved for listing on the NNM; and

                      (iv) (A) the respective signers of such certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus and any supplements or amendments to any of them and, as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) since the Effective Date, no event has occurred that should have been set forth in an amendment to the Registration Statement or a supplement or amendment to the Prospectus that has not been set forth in such an amendment or supplement, (C) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus, there has not been any material change or any development involving a prospective material change that has had or could reasonably be expected to have a Material Adverse Effect and, since such dates, neither the Company nor any of its Subsidiaries has entered into any material transaction out of the ordinary course of business not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, and (D) there are not any pending or known threatened legal proceedings to which the Company or any Subsidiary is a party or of which property of the Company or any Subsidiary is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus.

               (e) The Representatives shall have received on the Closing Date and on any later date on which Option Shares are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of each of each of the Selling Shareholders, or by any Selling Shareholders who are individuals, stating that the representations and warranties of each of the Selling Shareholders set forth in Section 2 of this Agreement are true and correct in all material respects with the same force and effect as if expressly made at and as of the Closing Date or such later date on which Option Shares are purchased, and each of the Selling Shareholders has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such later date.

               (f) The Representatives shall have received from Arthur Andersen & Co., accountants to the Company, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Shares are purchased, confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations thereunder and, based upon the procedures described in their letter delivered to the Representatives concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Shares are purchased, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. Such letters shall reflect that there is not any change, or any development involving a prospective change, in or affecting the business, properties or condition (financial or otherwise), results of operations or prospects of the Company which, in the Representatives' reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Shares as contemplated by the Prospectus.

               (g) Prior to the Closing Date, the Securities shall have been approved for listing on the NNM, subject only to official notice of issuance.

               (h) On or prior to the Closing Date, the Representatives shall have received from the Company, ZICHL, Longvest and Ertl the executed agreements described in Sections 1(t) and 1(u) of this Agreement.

               (i) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request (including certificates of officers of the Company and the Selling Shareholders) as to the accuracy of the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement, the performance by the Company and the Selling Shareholders of their obligations under this Agreement and such other matters as the Representatives may have then requested.

               All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to the Representatives and the Underwriters' counsel. The Company and the Selling Shareholders will furnish the Representatives with such number of conformed copies of such opinions, certificates, letters and documents as the Representatives shall reasonably request.

               If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, time being of the essence, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and the Underwriters' counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at or at any time prior to, the Closing Date or, with respect to the Option Shares, prior to the date which the Option Shares are to be purchased, as the case may be. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing or by telecopy or telegraph confirmed in writing. Any such termination shall be without liability of the Company and the Selling Shareholders to the Underwriters (except as provided in Section 6 or Section 9 of this Agreement) and without liability of the Underwriters to the Company or the Selling Shareholders (except as provided in Section 9 of this Agreement).

        8. Conditions of the Obligation of the Company and the Selling Shareholders. The obligations of the Company and the Selling Shareholders to sell and deliver the Securities required to be delivered as and when specified in this Agreement shall be subject to the condition that, at the Closing Date or, with respect to the Option Shares, the date and time at which the Option Shares are to be purchased, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings therefor shall be pending or threatened by the Commission or any state securities authority.

        9.     Indemnification and Contribution.

               (a) The Company and the Selling Shareholders agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or any other federal, state or foreign statute, law or regulation, at common law or otherwise, except to the extent such losses, claims, damages or liabilities are finally judicially determined to have resulted from actions taken or the failure to take action by the person claiming indemnification in bad faith or due to gross negligence on the part of the person claiming indemnification, and the Company and the Selling Shareholders agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise provided below, settlement expenses and fees and disbursements of counsel) reasonably incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement in the form originally filed or in any amendment thereto (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Shareholders contained in this Section 9(a) shall not apply to such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this Section 9(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities that is the subject thereof (or to the benefit of any person controlling such Underwriter) if the Company can demonstrate that at or prior to the written confirmation of the sale of such Securities a copy of the Prospectus (or the Prospectus as amended or supplemented) or, for this purpose, if applicable, a copy of the then most recent Preliminary Prospectus was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus or, if applicable, prior Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or, if applicable, the then most recent Preliminary Prospectus, unless the failure is the result of noncompliance by the Company with Section 4 of this Agreement. The indemnity agreements of the Company and the Selling Shareholders contained in this Section 9(a) and the representations and warranties of the Company and the Selling Shareholders contained in Section 1 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by or behalf of any indemnified party and shall survive the delivery of and payment for the Securities. This indemnity agreement shall be in addition to any liabilities which the Company and the Selling Shareholders may otherwise have. In no event shall a Selling Shareholder's liability exceed the net proceeds received by such Selling Shareholder in the offering.

               (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act and each of the Selling Shareholders, each director of each Selling Shareholder and each person (including each partner or officer thereof) who controls a Selling Shareholder within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or other federal, state or foreign statute, law or regulation or at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, settlement expenses and fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any breach of any covenant or agreement of the indemnifying Underwriter contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case under clauses (i), (ii) and (iii) above, as the case may be, only if such statement or omission was made in reliance upon and in connection with information furnished in writing to the Company by or on behalf of such indemnifying Underwriter through the Representatives specifically for use in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The Company and the Selling Shareholders acknowledge and agree that the matters described in Section 3(h) of this Agreement constitute the only information furnished in writing by or on behalf of any of the several Underwriters for inclusion in the Registration Statement or the Prospectus or in any Preliminary Prospectus. The several indemnity agreement of each Underwriter contained in this Section 9(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Securities. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

               (c) Each person or entity indemnified under the provisions of Sections 9(a) and 9(b) above agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such Sections, it will, if a claim in respect thereunder is to be made against the indemnifying party or parties under this Section 9, promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in Sections 9(a) or 9(b) above shall be available to any person who fails to so give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related, but only to the extent such party was materially prejudiced by the failure to receive the Notice, and the omission to so notify such indemnifying party or parties shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of Sections 9(a) and 9(b). Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses or rights available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then separate counsel for and selected by the indemnified party or parties shall be entitled, at the expense of the indemnifying parties, to conduct the defense of the indemnified parties to the extent determined by counsel to the indemnified parties to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel selected by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and, unless separate counsel is to be chosen by the indemnified party or parties as provided above, the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under Sections 9(a) through 9(c) for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear and pay the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the "provided, however" clause in the preceding sentence and (B) the indemnifying party or parties shall bear and pay such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 9 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 9(a) or 9(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders and the Underwriters shall be deemed to be in the same respective proportion as the total proceeds from the offering of the Securities, net of the underwriting discounts, received by the Company and the Selling Shareholders and the total underwriting discount retained by the Underwriters bear to the aggregate public offering price of the Securities. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

               The parties agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were to be determined by pro rata allocation which does not take into account the equitable considerations referred to in the first sentence of the first paragraph of this Section 9(d) and to the considerations referred to in the third sentence of the first paragraph of this Section 9(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of the first paragraph of this
Section 9(d) shall be deemed to include
any legal or other expenses incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 9(d). Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by that Underwriter. For purposes of this Section 9(d), each person who controls an Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Securities Act, each officer of the Company who signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company; provided, however, in each case that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

               Each party or other entity entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to so notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 9(c) above).

               (e) The Company and the Selling Shareholders shall not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each such Underwriter and each such controlling person from any and all liability arising out of such claim, action, suit or proceeding.

               (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of Sections 6(a)(ii), 6(b) and 6(c) and this Section 9 of this Agreement and that they are fully informed regarding all such provisions. They further acknowledge that the provisions of Sections 6(a)(ii), 6(b) and 6(c) and this Section 9 of this Agreement fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. The parties are advised that federal or state policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain provisions of Sections 6(a)(ii), 6(b) and 6(c) and this Section 9 of this Agreement and, to the extent permitted by law, the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under Sections 6(a)(ii), 6(b) or 6(c) or this Section 9 of this Agreement and further agree not to attempt to assert any such defense.

               (g) No Selling Shareholder will be liable under the indemnity agreements of this Section 9 unless and until the Underwriters have made written demand on the Company for payment hereunder and such demands have gone unpaid for 60 days after receipt thereof. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each will be responsible. The parties hereby acknowledge and agree that nothing in this Section 9(g) shall be construed to make the Selling Shareholder a guarantor of the obligations of the Company hereunder. The Selling Shareholders hereby expressly waive any defenses which would be available to them if their obligations hereunder were to be construed as those of a guarantor. The Selling Shareholders acknowledge and agree that their obligations are primary, joint and several with those of the Company.

        10. Substitution of Underwriters. If for any reason one or more of the Underwriters fails or refuses (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or Section 11 of this Agreement) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the Representatives shall immediately give notice thereof to the Company and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representatives of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representatives and such purchasing Underwriter or Underwriters and upon the terms set forth herein, all or any part of the Shares that such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such Shares, the number of shares of Shares that each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Shares that the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares that the defaulting Underwriter or Underwriters agreed to purchase if the aggregate amount of such Shares exceeds 10% of the aggregate amount of Shares that all Underwriters agreed to purchase under this Agreement. If the total number of shares of Shares that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the first 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representatives for purchase of such Shares on the terms set forth in this Agreement. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date determined as provided in Section 3(d) of this Agreement for not more than seven business days after the date originally fixed as the Closing Date pursuant to
Section 3(d) in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

               If neither the non-defaulting Underwriters nor the Company shall make arrangements within the time periods set forth above for the purchase of all the Shares that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting and without any liability on the part of any nondefaulting Underwriters to the Company (except to the extent provided in Section 9 of this Agreement). Nothing in this Section 10, and no action taken hereunder, shall relieve any defaulting Underwriter from liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default under this Agreement. The term "Underwriter" in this Agreement shall include any persons substituted for an Underwriter under this
Section 10.

        11. Effective Date of Agreement and Termination.

               (a) If the Registration Statement has not been declared effective prior to the date of this Agreement, this Agreement shall become effective at such time, after notification of the effectiveness of the Registration Statement has been released by the Commission, as the Representatives and the Company shall agree upon the public offering price and other terms and the purchase price of the Securities. If the public offering price and other terms and the purchase price of the Securities shall not have been determined prior to 5:00 p.m., New York time, on the third full business day after the Registration Statement has become effective, this Agreement shall thereupon terminate without liability on the part of the Company to the Underwriters (except as provided in Section 6 or Section 9 of this Agreement). By giving notice before the time this Agreement becomes effective, the Representatives, as representative of the several Underwriters, may prevent this Agreement from becoming effective without liability of any party to the other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 6 and
Section 9 of this Agreement. If the Registration Statement has been declared effective prior to the date of this Agreement, this Agreement shall become effective upon execution and delivery by the Representatives, the Company and the Selling Shareholders.

               (b) This Agreement may be terminated by the Representatives by giving written notice to the Company at any time on or prior to the Closing Date or, with respect to the purchase of the Option Shares, on or prior to any later date on which the Option Shares are to be purchased, as the case may be, if prior to such time any of the following has occurred or, in the Representatives' opinion, is likely to occur: (i) after the respective dates as of which information is given in the Registration Statement and the Prospectus, any material change or development that has had or could reasonably be expected to have a Material Adverse Effect and which would, in the Representatives' sole judgment, make the offering or the delivery of the Securities impracticable or inadvisable; or (ii) if trading in securities of the Company has been suspended by the Commission or if trading generally on the New York Stock Exchange, American Stock Exchange, NNM or over-the-counter market has been suspended or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges, by the NASD or by the Commission; or (iii) if, subsequent to the date hereof, there shall have been the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, court, legislative body, agency or other governmental authority which in the Representatives' sole judgment materially affects or may materially affect the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole; (iv) if, subsequent to the date hereof, there shall have been the declaration of a banking moratorium by federal, New York or California authorities; (v) existing international monetary conditions shall have undergone a material change, subsequent to the date hereof, which, in the Representatives' sole judgment, makes the offering or delivery of the Securities impracticable or inadvisable; or (vi) if, subsequent to the date hereof, there has occurred any material change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other crisis, the effect of which in the Representatives' sole judgment make the offering or delivery of the Securities impracticable or inadvisable. If this Agreement shall be terminated pursuant to this Section 11, there shall be no liability of the Company to the Underwriters (except pursuant to Section 6 and Section 9 of this Agreement) and no liability of the Underwriters to the Company (except pursuant to Section 9 of this Agreement).

        12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by either telecopier or telegraph and, if to the Underwriters or the Representatives, shall be mailed, telecopied or telegraphed or delivered to Van Kasper & Company, 600 California Street, Suite 1700, San Francisco, California, 94108, Attention: Bruce P. Emmeluth (telecopier: (415) 954-8309), with copy to Timothy G. Hoxie, Esq., Heller Ehrman White & McAuliffe, 333 Bush Street, San Francisco, California 97104 (telecopier:
(415) 772-6268); if to the Company, shall be mailed, telecopied, telegraphed or delivered to it at its office at Flat C & D, 25/F Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, N.T., Hong Kong, Attention: Feather Fok (telecopier: (852) 2845-2504), with a copy to: Gregory C. Smith, Esq., Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111-3580 (telecopier : (415) 951-3699); and if to the Selling Shareholders shall be mailed telecopied, telegraphed or delivered to Benjamin Greenspan, Esq., ChinaVest Limited, 160 Sansome Street, 18th Floor, San Francisco, California 94104 (telecopier: (415) 276-8885). All notices given by telecopy or telegraph shall be promptly confirmed by letter.

        13. Persons Entitled to the Benefit of This Agreement. This Agreement shall inure to the benefit of the Company, the Selling Shareholders, the several Underwriters and, with respect to the provisions of Section 6 and Section 9 of this

Agreement, the several parties (in addition to the Company, the Selling Shareholders and the several Underwriters) indemnified under the provisions of
Section 6 and Section 9 and in addition, as to Section 6, Van Kasper & Company, and its respective personal representatives, successors and assigns (whether such succession or assignment is by sale, assignment, merger, reverse merger, consolidation, operation of law or, without limitation, otherwise). Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors and assigns" as herein used shall not include any purchaser, as such, of any of the Shares from the several Underwriters.

        14. General. Notwithstanding any provision of this Agreement to the contrary, the reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties, covenants and agreements in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof or by or on behalf of the Company or their respective directors or officers and (c) delivery and payment for the Securities under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of Sections 4(f), 4(g), 4(h), 4(i) and 4(j) of this Agreement shall be of no further force or effect.

        This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

        This Agreement supersedes and replaces in its entirety that certain letter agreement, dated as of January 29, 1998, between the Company and Van Kasper & Company.

        15. Attorney-in-fact. Any person executing and delivering this Agreement as Attorney-in-fact for any of the Selling Shareholders represents by so doing that he or she has been duly appointed as Attorney-in-fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by an Attorney-in-fact will be binding on the Selling Shareholder granting such Power of Attorney.

        16. Jurisdiction. Governing Law. The parties agree that any litigation arising out of or in any way related to this Agreement will be adjudicated in a state or district court sitting in the City of San Francisco, California, and the parties hereby consent to the jurisdiction of such court. The parties hereby waive any right to object to such jurisdiction, including, without limitation, any objection based on a claim of improper venue or forum non conveniens.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF CALIFORNIA.

        17. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, as representatives of the several Underwriters, will be binding on all of the Underwriters. 1 Plus an option to purchase from the Company and the Selling Shareholders up to 450,000 additional American Depositary Shares representing 450,000 Ordinary Shares solely to cover over-allotments, if any.

               If the foregoing correctly sets forth your understanding, please so indicate by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       ZINDART LIMITED



                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                       THE SELLING SHAREHOLDERS



                                       By:
                                          --------------------------------------
                                           (Attorney in fact for the Selling
                                           Shareholders named in Schedule I
                                           hereto)


                                       ZIC HOLDINGS LIMITED


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                       LONGVEST MANAGEMENT LIMITED


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

VAN KASPER & COMPANY

GERARD KLAUER MATTISON & CO., INC.


On behalf of each of the several
Underwriters named on Schedule II hereto




By:     VAN KASPER & COMPANY


By:
    -------------------------------------
    Name:
    Its:

                                   SCHEDULE I

                              SELLING SHAREHOLDERS


Name                            No. of Shares     No. of Option Shares
----                            -------------     --------------------
ZIC Holdings Limited              1,688,889              253,333
Longvest Management Limited         311,111               46,667
Total                             2,000,000              300,000


                                   SCHEDULE II

                                  UNDERWRITERS



                                                      Number of Firm Shares
         Underwriters                                    to be Purchased
         ------------                                 ---------------------
Van Kasper & Company

Gerard Klauer Mattison & Co., Inc.


Total


                                    EXHIBIT A

                           Subsidiaries of the Company

            Entity                 Jurisdiction             Percent Ownership
-------------------------------  ----------------         --------------------------------
Hua Yang Holdings Co., Ltd.       Cayman Islands                  100%
-------------------------------  ----------------         --------------------------------
Hua Yang Printing Holdings Co.,     Hong Kong                     100% (*)
Limited
-------------------------------  ----------------         --------------------------------
Luen Tat Mould                   British Virgin             51%. Reference is made to
Manufacturing Limited               Islands                 Note 3 of the Consolidated
                                                            Financial Statements of the
                                                             Company included in the
                                                              Registration Statement.
-------------------------------  ----------------         --------------------------------
Onchart Industrial Limited         Hong Kong                         55%
-------------------------------  ----------------         --------------------------------
Onchart Industrial Limited        British Virgin                     55%
                                    Islands
-------------------------------  ----------------         --------------------------------
Wealthy Holdings Limited         British Virgin                     100%
                                    Islands
-------------------------------  ----------------         --------------------------------
Dongguan Xinda                        PRC                     Joint Venture. Reference is
Giftware Company                                               made to Note 3 of the
Limited                                                       Consolidated Financial
                                                              Statements of the Company
                                                             included in the Registration
                                                                     Statement.
===============================  ================         =================================

(*) Of the 1,000 shares of Hua Yang Printing Holdings Co., Limited issued and outstanding, one share is held by Dennis Smith on behalf of Hua Yang Holdings Co., Ltd; the balance of such shares are held by Hua Yang Holdings Co., Ltd.

==================================             =====     =========================================
Guangzhou Zindart (Xin Xing)                    PRC      Joint Venture. Reference is made to
(Giftware) Company                                       Note 3 of the Consolidated Financial
Limited                                                  Statements of the Company included in
                                                         the Registration Statement.
-------------------------------- -             -----     -----------------------------------------
Shenzhen Huaxuan Printing Product               PRC      Joint Venture.  Reference is made to
Co., Ltd.                                                Note 3 of the Consolidated Financial
                                                         Statements of the Company and Note 2
                                                         of the Consolidated Financial Statements
                                                         of Hua Yang Holdings Co., Ltd.
                                                         Included in the Registration Statement.
-------------------------------- -             -----     -----------------------------------------
Guangzhou Jin Yi Advertising                    PRC      Joint Venture.  Reference is made to
Company Ltd.                                             Note 3 of the Consolidated Financial
                                                         Statements of the Company and Note 2
                                                         of the Consolidated Financial Statements
                                                         of Hua Yang Holdings Co., Ltd.
                                                         Included in the Registration Statement.
==================================             =====     =========================================

                                    EXHIBIT B

              Equity Interests of the Company and Its Subsidiaries



        The Company owns 51% of Luen Tat Mould Manufacturing Limited, which in turn owns 18% of Luen Tat Model Design Co. Ltd.